Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The OLB Group, Inc.

1120 Avenue of the Americas

Fourth Floor

New York, NY 10036

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 15, 2024, relating to the consolidated financial statements of The OLB Group, Inc. for the year ended December 31, 2023 appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

October 24, 2025